Exhibit 4.18.2
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
RISPERIDONE PRODUCT AGREEMENT
(Includes Schedules A to E)
PRODUCT AGREEMENT
This Product Agreement (this “Product Amendment”) is issued under the Master Manufacturing Services Agreement dated April 6, 2018 between Patheon Manufacturing Services LLC, and lndivior UK Limited (the “Master Agreement”), and is entered into on the date of last signature below (the “Effectlve Date”), between Patheon Manufacturing Services LLC, a limited liability company existing under the laws of the State of Delaware having a principal place of business at 5900 Martin Luther King Jr. Hwy, Greenville, NC 27834 ("Patheon") and lndivior UK Limited, incorporated and registered in England with company number 7183451 with its registered office at 103-105 Bath Road, Slough, Berkshire, SL1 3UH, United Kingdom ("lndivior").
The terms and conditions of the Master Agreement are incorporated herein except to the extent this Product Agreement expressly references the specific provision in the Master Agreement to be modified by this Product Agreement. All capitalized terms that are used but not defined in this Product Agreement will have the respective meanings given to them in the Master Agreement.
The Schedules to this Product Agreement are incorporated into and will be construed in accordance with the terms of this Product Agreement.
1.    Product List and Specifications (See Schedule A attached hereto)
2.    Minimum Order Quantity, Annual Volume, and Price (See Schedule B attached hereto)
3.    Annual Stability Testing and Validation Activities (if applicable) (See Schedule C attached hereto)
4.    Active Materials, Active Materials Credit Value, and Maximum Credit Value (See Schedule D attached hereto)
5.    Metrics: (See Schedule E attached hereto)
6.    Yearly Forecasted Volume: Not applicable
7.    lncoterm for Transport (If other than EXW): FCA
8.    Territory: United States
9.    Manufacturing Site: [***]
10.    Governing Law: Per Section 13.17 of the Master Agreement
11.    Inflation Index: Per Section 4.2(a) of the Master Agreement
12.    Currency: $USD
13.    Initial Set Exchange Rate: Not applicable

14.    Initial Product Term: From the Effective Date until December 31, 2020, unless otherwise terminated as set forth in Section 8.2 of the Master Agreement. This Product Agreement may be renewed after the Initial Product Term for further successive terms of two Years each (each a "Renewal Product Term"), as reflected in an amendment to this Product Agreement that is signed by both parties . The parties shall agree to any such extension at least 18 months prior to the end of the Initial Product Term or then current Renewal Product Term, as applicable. The Initial Product Term and the Renewal Product Term shall be referred to collectively herein as the "Product Term."
It is the understanding of the parties that they will negotiate the purchase of an automated filler pursuant to the terms of a separate written Capital Equipment Agreement between the parties and the parties will use commercially reasonable efforts to install and have the automated filler validated by September 30, 2019. If the automated filler is not validated by December 31, 2019, beginning January 1, 2020, the Price in Schedule B will be increased by [***]%. If the automated filler is not validated by September 30, 2020, Patheon may terminate this Product Agreement by providing lndivior with three months' prior written notice . The parties will negotiate in good faith to amend this Product Agreement to reflect the inclusion of the automated filler in the manufacturing process. Both parties agree that the Price of the Product produced on the automated filler will reflect the efficiencies gained in the change from manual to automatic process . Both parties agree to use commercially reasonable efforts to execute the Capital Equipment Agreement by July 31, 2018.
15.    Notices: Per Section 13.9 of the Master Agreement
16.    Other Modifications to the Master Agreement: Not applicable
IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Agreement as of the Effective Date set forth above.

PATHEON MANUFACTURING SERVICES LLC
By: /s/ Lukas Utiger
Name: Lukas Utiger
Title: President DSS & PDS
Date: 20 April 2018

INDIVIOR UK LIMITED
By: /s/ Frank Stier
Name: Frank Stier
Title: Chief Manufacturing & Supply Officer
Date: April 25, 2018

SCHEDULE A
PRODUCT LIST AND SPECIFICATIONS
Product List
Risperidone Powder Filled Syringes, 90mg and 120mg 1.2 ml syringe
Specifications
Prior to the start of commercial manufacturing of Product under this Product Agreement, lndivior will give Patheon the originally executed copies of the Specifications as approved by the applicable Regulatory Authority. If the Specifications received are subsequently amended, then lndivior will give Patheon the revised and originally executed copies of the revised Specifications. Upon acceptance of the revised Specifications, Patheon will give lndivior a signed and dated receipt indicating Patheon's acceptance of the revised Specifications. Current specifications are as follows.
90mg Drug Product Analytical Standard        [***]
120mg Drug Product Analytical Standard    [***]

SCHEDULE B
MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE
Annual Volume Assumptions
For this Product Agreement, Patheon is assuming a minimum of [***] commercial batches ([***] per strength) in 2018 (after PVs but prior to approval) per lndivior's request. For efficiency purposes, the commercial batch campaign (Post PVs) should commence within [***] weeks of completion of the PV campaign and run continuously until completion. For 2019, Patheon is assuming a minimum of [***] commercial batches ([***] per strength). For efficiency purposes, lndivior will provide the timing for manufacture at least [***] months in advance prior to each campaign and the batches should be executed in [***] campaigns. For the purposes of this Product Agreement, "campaign" means a series of batches manufactured continuously until completion of the Firm Order. Beginning in 2020, Patheon assumes that commercial batches will be produced utilizing the automated filler and pricing for these batches is not included in this Product Agreement. If the automated filler is not validated in 2020, Patheon shall not be obligated to support more than [***] campaigns in 2020.
Pricing Tables
Commercial Batch Prices:

Product	Product Strength	Price per batch ($)
Risperidone Powder Filled Syringes	90mg	$[***]
Risperidone Powder Filled Syringes	120mg	$[***]
Minimum Annual Revenue Commitment
lndivior will pay Patheon a minimum annual revenue of $[***] for each calendar year during the Product Term (the "Minimum Annual Revenue Commitment"). The parties acknowledge and agree that the Product volume and total fees set forth in Project Proposal [***] between the parties dated 5 March 2018 shall count towards Indivior’s fulfillment of the Minimum Annual Revenue Commitment for calendar year 2018. If lndivior fails to order sufficient Product volume to reach the Minimum Annual Revenue Commitment during any such calendar year, Patheon shall invoice lndivior for a true-up payment within 30 days of the end of the calendar year.
Costs Included in Price
1.1    [***].
1.2    [***].
1.3    [***].
1.4    [***].
1.5    [***].
1.6    [***].
1.7    [***].

2.     Costs Not Included in Price
2.1    [***].
2.2    [***].
2.3    [***].
2.4    [***].
2.5    [***].
2.6    [***].

2.7    [***].
2.8    [***].
2.9    [***].
2.10    [***].
2.11    [***].
2.12    [***].
3.    Capital Requirements
This Product Agreement assumes no additional capital is required at this time.
Key Technical Parameters
The following technical parameters apply to the production of Product and the Materials used therein. Pricing may be adjusted to reflect any technical changes foreseen during the technology transfer project or after the manufacture of validation batches to reflect any Specification or process changes.
1.    Manufacturing Parameters
1.1    API – [***]
1.2    Batch size – [***].
1.3    Manufacturing campaign – [***].
1.4    Product filling process: [***].
1.5    Weight Checks – [***].
1.6    Visual inspection – [***].
2.    Packaging Parameters
2.
2.1    Primary packaging Components (Indivior-Supplied Components):

Component	Specification
[***]	[***]
[***]	[***]
2.2    Secondary packaging – [***]
3.    Testing Conditions
3.
3.1    QC test methods must be fully validated and robust at the time of manufacture.

Testing Requirements
In-Process Controls	Finished Product Testing
[***]	[***]
-	[***]
-	[***]

4.     Supply Chain
4.
4.1    [***].
4.2    [***].
4.3    [***].
4.4    [***].
4.5    [***].

SCHEDULE C
ANNUAL STABILITY TESTING
Patheon and lndivior will agree in writing on any stability testing to be performed by Patheon on the Products. This agreement will specify the commercial and Product stability protocols applicable to the stability testing and the fees payable by lndivior for this testing including the Price for the Product withdrawn for the stability testing.

SCHEDULE D
ACTIVE MATERIALS

Active Materials	Supplier
Risperidone	[***]
ACTIVE MATERIALS CREDIT VALUE
The Active Materials Credit Value will be as follows:

PRODUCT	ACTIVE MATERIALS	ACTIVE MATERIALS CREDIT VALUE
Risperidone	Risperidone	[***]
MAXIMUM CREDIT VALUE
Patheon's liability for Active Materials calculated in accordance with Section 2.2 of the Master Agreement for any Product in a Year will not exceed, in the aggregate, the maximum credit value set forth below:

PRODUCT	MAXIMUM CREDIT VALUE
Risperidone	[***]

SCHEDULE E
METRICS

#	Metric	Definition	Time of measurement	Target
1	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
FIRST AMENDMENT TO RISPERIDONE PRODUCT AGREEMENT
THIS FIRST AMENDMENT TO RISPERIDONE PRODUCT AGREEMENT (this “Amendment”), effective as of January 1, 2019 (“Amendment Effective Date”), is made between Indivior UK Limited (“Indivior”) and Patheon Manufacturing Services LLC (“Patheon”). Indivior and Patheon may be referred to herein individually as a “Party” or collectively, as “Parties.”
Background
The Parties entered into a Master Manufacturing Services Agreement effective April 6, 2018 (the “MSA”) under which they entered into the Risperidone Product Agreement effective April 25, 2018 (the “Product Agreement”). The Parties desire to revise Section 14 and update the pricing for 2019 in Schedule B of the Product Agreement (“Schedule B”).
Agreement
NOW THEREFORE in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), and intending to be legally bound the Parties agree as follows:
1.    Section 14, Initial Product Term, is hereby deleted in its entirety and replaced with the following:
Initial Product Term: From the Effective Date until December 31, 2022, unless otherwise terminated as set forth in Section 8.2 of the Master Agreement. The parties will agree to any extension at least 18 months prior to the end of the Initial Product Term. The Initial Product Term and the Renewal Product Term will be referred to collectively herein as the “Product Term.”
2.    Schedule B is hereby deleted in its entirety and replaced with the new Schedule B attached hereto.
3.    Except as expressly provided in this Amendment, all other terms, conditions and provisions of the MSA and Product Agreement remain in full force and effect. To the extent there are any inconsistencies or ambiguities between the terms of this Amendment and the MSA or Product Agreement, the terms of this Amendment will prevail.
4.    The Background section of this document is expressly incorporated into this Amendment.
5.    This Amendment may be executed in two counterparts each of which will be deemed an original but both of which taken together will constitute one and the same instrument.
6.    The Parties agree that all statements requiring the negotiation and purchase of an automated filler pursuant to the terms of a separate written Capital Equipment Agreement, whether stated in the Product Agreement, MSA, or Project Proposal [***], are hereby declared null and void and of no effect.

IN WITNESS WHEREOF, the Parties have caused their duly appointed representatives to execute this Amendment as of the Amendment Effective Date.

Patheon Manufacturing Services LLC	Indivior UK Limited
By: /s/ Nick Buschur Name: Nick Buschur Title: Vice President and General Manager Date: January 1, 2019	By: /s/ Frank Stier Name: Frank Stier Title: Chief Supply Officer Date: January 1, 2019

SCHEDULE B
MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE
Annual Volume Assumptions
For 2019, Patheon is assuming a minimum of [***] commercial batches ([***] per strength). For efficiency purposes, Indivior will provide the timing for manufacture at least [***] months in advance prior to each campaign and the batches should be executed in [***] campaigns. For the purposes of this Product Agreement, “campaign” means a series of batches manufactured continuously until completion of the Firm Order.
Pricing Tables
Commercial Batch Prices: The following manual filling commercial Prices will be in effect for 2019 and include the PPI increases for the Year per Agreement

Product	Product Strength	Price per batch ($)
Risperidone Powder Filled Syringes	90mg	$[***]
Risperidone Powder Filled Syringes	120mg	$[***]
Minimum Annual Revenue Commitment
Indivior will pay Patheon a minimum annual revenue of $[***] for each calendar year during the Product Term (the “Minimum Annual Revenue Commitment”). If Indivior fails to order sufficient Product volume to reach the Minimum Annual Revenue Commitment during any calendar year, Patheon will invoice Indivior for a true-up payment within 30 days of the end of the calendar year.
Costs Included in Price
1.8    [***].
1.9    [***].
1.10    [***].
1.11    [***].
1.12    [***].
1.13    [***].
1.14    [***].

Costs Not Included in Price
2.13    [***].
2.14    [***].
2.15    [***].
2.16    [***].
2.17    [***].
2.18    [***].
2.19    [***].
2.20    [***].
2.21    [***].
2.22    [***].
2.23    [***].

2.24    [***].
Capital Requirements
Capital Requirements for the manufacture of the Product will be addressed in a separate Capital Expenditure and Equipment Agreement between the Parties.
Key Technical Parameters
The following technical parameters apply to the production of Product and the Materials used therein. Pricing may be adjusted to reflect any technical changes foreseen during the technology transfer project or after the manufacture of validation batches to reflect any Specification or process changes.
Manufacturing Parameters
4.6    API – [***]
4.7    Batch size – [***].
4.8    Manufacturing campaign – [***].
4.9    Product filling process: [***].
4.10    Weight Checks – [***].
4.11    Visual inspection – [***].
Packaging Parameters
5.
Primary packaging Components (Indivior-Supplied Components):

Component	Specification
[***]	[***]
[***]	[***]
5.1    Secondary packaging – [***]
Testing Conditions
6.
6.1    QC test methods must be fully validated and robust at the time of manufacture.

Testing Requirements
In-Process Controls	Finished Product Testing
[***]	[***]
-	[***]
-	[***]

Supply Chain
7.
7.1    [***].
7.2    [***].
7.3    [***].
7.4    [***].
7.5    [***].

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
SECOND AMENDMENT TO RISPERIDONE PRODUCT AGREEMENT
THIS SECOND AMENDMENT TO THE RISPERIDONE PRODUCT AGREEMENT (this “Amendment”), effective as of March 1, 2019 (“Amendment Effective Date”), is made between Indivior UK Limited (“Indivior”) and Patheon Manufacturing Services LLC (“Patheon”). Indivior and Patheon may be referred to herein individually as a “Party” or collectively, as “Parties.”
Background
The Parties entered into a Master Manufacturing Services Agreement effective dated April 6, 2018 (the “MSA”) under which they entered into the Risperidone Product Agreement effective April 25, 2018 as amended by the First Amendment to the Risperidone Product Agreement (the “First Amendment”) effective January 1, 2019 (collectively, the “Product Agreement”). The Parties are currently negotiating, and intend to finalize by June 1, 2019, a Capital Expenditure and Equipment Agreement (the “Capital Equipment Agreement”) to install an automated filler in the Manufacturing Site. In this Amendment the Parties intend to confirm the business terms arising from the installation of the automated filler for the Product, transfer the current manual process to the automated filler, and amend the Prices in Schedule B of the Product Agreement (“Schedule B”).
Agreement
NOW THEREFORE in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), and intending to be legally bound the Parties agree as follows:
7.    Section 14 is hereby deleted in its entirety and replaced with the following:
Initial Product Term: From the Effective Date until December 31, 2027, unless otherwise terminated as set forth in Section 8.2 of the Master Agreement. This Product Agreement may be renewed after the Initial Product Term for further successive terms of two Years each (each a “Renewal Product Term”), as reflected in an amendment to this Product Agreement that is signed by both parties. The parties will agree to any such extension at least 18 months prior to the end of the Initial Product Term or then current Renewal Product Term, as applicable. The Initial Product Term and the Renewal Product Term will be referred to collectively herein as the “Product Term.”
8.    For purposes of this Product Agreement only, Section 8.3 (a) of the MSA is modified to include the following new Section 8.3 (a)(vi):
If the Agreement is terminated by Indivior under Section 8.2(a), Patheon will support Indivior in the transfer of the Product to a third party and will pay for the reasonable costs of the transfer. Patheon will use commercially reasonable efforts to transfer from the Manufacturing Site, within 60 days of receipt of written notice from Indivior, all unused Active Material and Indivior-Supplied Components, all applicable Inventory and Materials (whether current or obsolete), supplies, undelivered Product, chattels, equipment or other moveable property owned by Indivior, related to the Product Agreement and located at the Manufacturing Site or that is otherwise under Patheon’s care and control (“Indivior Property”) at Patheon’s reasonable cost. The costs for the transfer to the third party and the costs to transfer the Indivior Property will not exceed $[***].

9.    Schedule B is hereby deleted in its entirety and replaced with the new Schedule B attached hereto.
10.    The following will be added to Section 16 of the Product Agreement:
“For the purposes of this Product Agreement only, the following additional termination provision will apply:
After December 31, 2022, Indivior may terminate this Product Agreement at any time and for any reason upon 12 months prior written notice to Patheon. If this occurs, Indivior will pay Patheon a termination fee of $[***] on the termination date. In addition, after December 31, 2022, Indivior may terminate this Product Agreement at any time and for any reason upon 60 days’ prior written notice to Patheon. If this occurs, Indivior will pay Patheon a termination fee of $[***] on the termination date.”
11.    Except as expressly provided in this Amendment, all other terms, conditions and provisions of the MSA and Product Agreement remain in full force and effect. To the extent there are any inconsistencies or ambiguities between the terms of this Amendment and the MSA or Product Agreement, the terms of this Amendment will prevail.
12.    The Background section of this document is expressly incorporated into this Amendment.

IN WITNESS WHEREOF, the Parties have caused their duly appointed representatives to execute this Amendment as of the Amendment Effective Date.

Patheon Manufacturing Services LLC	Indivior UK Limited
By: /s/ Nick Buschur Name: Nick Buschur Title: Vice President and General Manager Date: 26 July 2019	By: /s/ Frank Stier Name: Frank Stier Title: Chief Supply Officer Date: 25 July 2019

SCHEDULE B
MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE
Manual Filling Annual Volume Assumptions
The manual filling Price will start in Year 2019 and continue until the manufacturing process is transferred and commercialized on the automated filler. Indivior must provide the timing for manufacture at least [***] months prior to each campaign and the batches should be manufactured in no more than [***] campaigns. For the purposes of this Product Agreement, “campaign” means a series of batches manufactured continuously until completion of the Firm Order. Manual filling of Product will continue as provided in the First Amendment until the automated filler line can be commercialized but in no case later than December 31, 2022 unless otherwise agreed to by the Parties in writing.
Manual Filling Pricing Tables
Commercial Batch Prices for the manual filling are set forth below. These Prices will apply until the first commercial batches are manufactured for Indivior on the automated filler line. When this occurs, manual filling will cease and automated line filling will continue.
Commercial Batch Prices:

Product	Product Strength	Price per batch ($)
Risperidone Powder Filled Syringes	90mg	$[***]
Risperidone Powder Filled Syringes	120mg	$[***]
[***].
INDIVIOR NEW AUTOMATED POWDER FILLER
Executive Summary
Following execution of this Amendment and in parallel with the ongoing manual filling commercial operations, Patheon will purchase, install, and qualify an automated filler for the production of [***] as will be set forth in the Capital Equipment Agreement. The scope includes development work to install the new line and transfer the manufacturing process to the automated line, registration activities and validation work, and creation of a commercial pricing model for the automated filler. The work will occur at the Manufacturing Site.
Patheon will provide the following core services:
•[***].
•[***].
•[***].
•[***].
•[***].
Indivior will provide:
•[***].
•[***].

•[***].
•[***]:
o    [***].
o    [***].
o    [***].
Automated Filling Budget Summary
The Capital Equipment Agreement will cover the design and construction of a suitable suite and installation of the [***] powder filler. In addition to the fees to manufacture Product in the manual filling suite, Indivior will also pay to Patheon Base and Batch fees for the automated filler suite during the 2019-2021 construction period (the “Construction Period”) and from the earlier of commercial launch of the automated filler Product or January 1, 2022 going forward (the “Commercial Period”) as follows:
Base Fees for Operation
Indivior will pay the following Base Fees during the Construction and Commercial Periods. These annual fees are payable regardless of whether Patheon manufactures Product for Indivior on the Automated Line or uses the equipment. The fees will be paid equally in monthly payments starting on [***].

Period	Base Fee	Included PFS unit volume	Price per PFS in excess of included volume
[***]	$[***]/Year	[***]	NA
[***]	$[***]/Year	[***]	NA
[***]	$[***]/Year	[***]	NA
[***]	$[***]/Year	[***]	$[***]
[***]	$[***]/Year	[***]	$[***]
[***]	$[***]/Year	[***]	$[***]
[***]	$[***]/Year	[***]	$[***]
No discount in Base Fee is due if Indivior takes less than [***] units in a Year as applicable. The Base Fees and the Price per pre-filled syringe for incremental volumes in excess of the included PFS volumes will not be subject to Price adjustments as set forth in the MSA until January 1, 2026.
Base fee and pricing above was established assuming batch sizes of [***] units. Smaller batch sizes are possible with no further costs except that minimum commercial batch size is [***] units. If batch sizes below [***] units are required, additional costs may be involved and both parties will work together to define the appropriate incremental pricing depending on the chosen batch size.
[***].

Costs Included in Construction Pricing:
1.1    [***]
[***].
[***].
[***].
[***].

1.2    [***]
[***].
[***].
[***].

1.3    [***].
Costs Included in Automated Filler Commercial Pricing:
2.1    [***].
2.2    [***].
2.3    [***].
2.4    [***].
2.5    [***].
Costs Not Included in Auto Filler Construction and Commercial Pricing:
3.1    [***].
3.2    [***].
3.3    [***].
3.4    [***].
3.5    [***].
3.6    [***].
3.7    [***].
3.8    [***].
Key Pricing Requisites:
4.1    [***].
4.2    [***].
4.3    [***].
Project Activities
Patheon will perform the following activities to ensure commercial readiness of the automated filler line and the suite:
Project Start Up
[***]
Project/Operational Documentation
[***]
Analytical Transfer and Validation Services
[***]

Visual Inspection Assessment (Semiautomatic)
[***]
Cleaning Process Verification/Validation
[***]
Engineering Batch Manufacturing
[***]
Feasibility Batch Manufacturing
[***]
Process Validation Batches ([***] batches)
[***]
Regulatory Management or Documentation Support
[***]
Subject to the Product’s specifications and following detailed discussions with Indivior, Patheon can provide additional services as listed below:
Stability Testing Program
[***]
Container Closure Integrity - Microbial Intrusion Test
[***]
Key Technical Parameters
The following technical parameters apply to the production of [***] and the materials used therein. Pricing may be adjusted to reflect any technical changes foreseen during the project or after the manufacture of validation batches to reflect any specification or process changes.
Manufacturing Parameters
•Manufacturing campaign – [***].
•Cleaning – [***].
•Visual inspection – [***]

Testing Conditions
•[***].
•QC test methods must be fully validated and robust at the time of manufacture.

Testing Requirements
In-Process Controls	Finished Product Testing
•[***] •[***] •[***]	•[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***] •[***]
[***].
Analytical method transfer/validation and/or QC testing may be performed by Patheon or outsourced to Patheon’s third party laboratory. Analytical method transfer/validation and QC testing costs to be conducted by third party/Patheon are not included in the batch Price proposed. Third party services will be charged at direct cost to Patheon plus Patheon’s handling fee of [***]%.
Supply Chain
•[***].
•[***].
•[***].
•[***].
•[***].
•[***].

THIRD AMENDMENT TO RISPERIDONE PRODUCT AGREEMENT
THIS THIRD AMENDMENT TO THE RISPERIDONE PRODUCT AGREEMENT (this “Amendment”), effective as of April 17, 2020 (“Amendment Effective Date”), is made between Indivior UK Limited (“Indivior”) and Patheon Manufacturing Services LLC (“Patheon”). Indivior and Patheon may be referred to herein individually as a “Party” or collectively, as “Parties.”
Background
The Parties entered into a Master Manufacturing Services Agreement effective dated April 6, 2018 (the “MSA”) under which they entered into the Risperidone Product Agreement effective April 25, 2018 as amended by the First Amendment to the Risperidone Product Agreement (the “First Amendment”) effective January 1, 2019 and amended by the Second Amendment to the Risperidone Product Agreement (the “Second Amendment”) effective March 1, 2019 (collectively, the “Product Agreement”).
Agreement
NOW THEREFORE in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), and intending to be legally bound the Parties agree as follows:
13.    Section 8 of the Product Agreement is hereby deleted in its entirety and replaced with the following:
8. Territory (as may be amended from time to time): United States and Canada.
14.    Except as expressly provided in this Amendment, all other terms, conditions and provisions of the MSA and Product Agreement, as amended, remain in full force and effect. To the extent there are any inconsistencies or ambiguities between the terms of this Amendment and the MSA or Product Agreement, the terms of this Amendment will prevail.

Patheon Manufacturing Services LLC	Indivior UK Limited
By: /s/ Michelle P. Logan Name: Michelle P. Logan Title: VP GM Greenville NC Date: April 17, 2020	By: /s/ Miriam McCloskey Name: Miriam McCloskey Title: Head of Global Direct Procurement Date: April 17, 2020